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                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is hereby entered into on and as of April 21, 1998, by and between Diamond Brands Operating Corp., a Minnesota corporation ("Employer"), and Naresh K. Nakra ("Employee").

                                   RECITALS
                                   --------

     WHEREAS, Employee has, over the period of his business career, compiled extensive experience in acting as the senior executive of various domestic and international enterprises which are engaged in the domestic and international food industry; and

     WHEREAS, Employer is desirous of engaging the services of Employee as Chief Executive Officer of Employer, on the terms and conditions set forth in this Agreement; and

     WHEREAS, Employee is desirous of accepting such employment, title and attendant responsibilities on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants and obligations set forth in this Agreement, Employer and Employee hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Employment.  Employer hereby employs Employee and Employee hereby
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accepts employment with Employer, upon the terms and conditions set forth in this agreement.

     2.   Term of Employment.  Employer's employment of Employee, pursuant to
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the terms of this Agreement, shall commence on and as of the date hereof
(hereinafter, the "Commencement Date") and shall continue until terminated as provided herein.

     3.   Duties.
          ------

          (a)  Duties. Employee shall serve as Chief Executive Officer of
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     Employer and Employee shall assume all responsibilities ordinarily attendant to that position. In addition, Employee shall be duly elected as a full voting member to the Board of Directors of Employer.

          (b)  Time Devoted to Employment.  During the term of this Agreement,
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     Employee shall work for Employer on a full-time basis and shall not accept other employment of any kind without Employer's prior written consent. Employee may,
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     however, with the consent of Employer's Board of Directors, participate in such trade associations as Employee reasonably deems is advantageous to Employer's businesses.

     4.   Compensation.
          ------------

          (a)  Salary.  As compensation for services rendered under this
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     Agreement, Employer shall pay Employee an initial base salary of Three
     Hundred Seventy-Five Thousand Dollars ($375,000.00) per year, payable in equal bi-weekly or semi-monthly installments in accordance with Employer's payroll practice for executives as in effect from time to time.

          (b)  Annual Bonus.  In addition to the salary referenced in Section
               ------------
     4(a) of this Agreement, Employee shall be entitled to an annual bonus of 30-40% of base salary at the base case level (see attached base case model dated February 10, 1997) and 50-60% of base salary at the upside case level (see attached upside case model dated February 23, 1998).

          (c)  Benefits.  During the term of this Agreement, Employer shall
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     provide Employee with the following benefits:

               (i) health insurance coverage for Employee and his immediate family equivalent to that currently provided other executive personnel of Employer;

               (ii) term life insurance coverage on Employee's life in an amount equal to four (4) times Employee's annual base salary; Employee shall have the sole right to designate (and to amend his designation of) the beneficiary of such coverage;

               (iii) the use of an automobile owned or leased by Employer equivalent in value to the automobiles provided to other executives of Employer, for which automobile Employer shall pay and/or reimburse Employee for, as the case may be, all costs and expenses incurred in connection with the use of such automobile (including without limitation, lease, fuel, maintenance and insurance costs);

               (iv) paid vacation which shall accrue at the rate of one and two-thirds (1-2/3) days per month together with allowances of sick leave similar to those afforded to other executive personnel of Employer;

               (v) reimbursement for travel and entertainment expenses incurred in connection with Employer's business, as authorized by Employer's Board of Directors from time to time, provided, however, that Employee shall provide Employer with such receipts and/or other documentation of expenses or other

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

          amounts reimbursable or payable to Employee pursuant to this Section 4 as Employer may reasonably require from time to time; and

               (vi) such other employee benefits as are made available from time to time to or for the benefit of employees of the Company.

          (d)  Common Stock Investment.  Employee agrees that, at the closing of
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     the DBI Recapitalization, Employee shall purchase $1,000,000 of the same securities of Employer as other new equity investors in the DBI Recapitalization for a purchase price equal to the value of such securities reflected in the DBI Recapitalization (the "Recapitalization Value"). At Employee's option, up to $666,666 of such purchase price may be provided through a full recourse five-year promissory note (accelerated upon a change in control of Employer) in principal amount equal to such amount and bearing interest at 6.75% per annum. The balance of the purchase price will be paid by Employee in cash.

          (e)  Stock Options.  Employee shall be entitled to receive the
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     following rights to acquire stock in the Employer:

               (i) As of the Commencement Date, Employer grants to Employee, a ten-year option to purchase six percent (6%) of the common stock of Employer as of the consummation of the DBI Recapitalization at an exercise price equal to the Recapitalization Value of such stock.
          Such percentage shall be calculated on a fully-diluted basis, after taking into consideration any and all conversion rights, stock options, warrants, and other right to purchase stock which are outstanding as of the consummation of the DBI Recapitalization. On the 180th day after the Commencement Date, one quarter of such option shall vest and become exercisable. On the first day of each of the subsequent thirty (30) consecutive calendar months, one-thirtieth (1/30) of the balance of such option shall vest and become exercisable;

               (ii) As of the Commencement Date, Employer grants to Employee, a ten-year option to purchase two percent (2%) of the common stock of Employer as of the consummation of the DBI Recapitalization at a price per share equal to two (2) times the Recapitalization Value of such stock. Such percentage shall be calculated on a fully-diluted basis, after taking into consideration any and all conversion rights, stock options, warrants, and other rights to purchase stock which are outstanding as of consummation of the DBI Recapitalization. On the 180th day after the Commencement Date, one-quarter of such option shall vest and become exercisable. On the first day of each of the subsequent thirty (30) consecutive calendar months, one-thirtieth (1/30) of the balance of such options shall vest and become exercisable; and

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

               (iii) in the event that Employer sells stock to provide funds for future acquisitions, Employer shall grant to Employee (A) a ten-year option to purchase four percent (4%) of such newly-issued stock at the same price paid by other investors and (B) a ten-year option to purchase one percent (1%) of such newly issued stock for a price equal to two (2) times the price paid by other investors. Employee's right to exercise these options shall fully vest in forty-eight (48) equal portions over the forty-eight month period following grant of the options.

          (f)  Registration Rights.  In connection with each registration of any
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     of common stock of Employer in preparation for a public offering of any portion thereof (other than on Form S-4 or S-8), Employer shall extend to Employee the same rights to register Employee's stock as are afforded to other stockholders of Employer.

          (g)  Sale of Employer Stock.  In the event that the shareholders of
               ----------------------
     Employer determine to sell the majority of the outstanding stock of Employer, Employee agrees to use its best efforts to allow Employee the right to include his stock in such sale at a value equivalent to that received by other stockholders.

          (h)  Accelerated Vesting.  Any unvested portion of the options granted
               -------------------
     to Employee pursuant to Section (f) which, at the time of the death or disability of Employee or at the time of any change in control, (as defined below), are not yet fully vested shall automatically become fully vested in Employee or his estate, as the case may be. For purposes of this section, the term "change in control" shall mean and refer to any change in the equityholders of Employer which results in the majority of the outstanding stock of Employer no longer being held by Seaver, Kent & Company, LLC or affiliates thereof; and

          (i)  Transaction Fees.  In addition to all other sums payable by
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     Employer to Employee under this Agreement, upon the Commencement Date,
     Employer shall pay to Employee a cash bonus equal to ten percent (10%) of the aggregate fees paid to equity investors with respect to the DBI Recapitalization. Additionally, Employer agrees to pay to Employee a bonus equal to ten percent (10%) of the aggregate fees paid to equity investors with respect any subsequent acquisition by Employer.

     5.   Termination of Employment.
          -------------------------

          (a)  Automatic Termination of Employment.  This Agreement, and the
               -----------------------------------
     employment of Employee hereunder, shall automatically terminate, without notice, upon the occurrence of any one or more of the following events:

               (i)   the death of Employee; or

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

               (ii)  the loss by Employee of legal capacity.

          (b)  Termination for Cause. Employer may, at its option upon notice to
               ---------------------
     Employee immediately terminate this Agreement, and the employment of Employee hereunder, upon the occurrence of any one or more of the following events:

               (i) the willful breach of a material duty by Employee in the course of his employment;

               (ii) the material neglect by Employee of his employment duties, provided that Employer has delivered written notice to Employee of the perceived neglect and a reasonable opportunity to cure such perceived neglect, if subject to cure; or

               (iii) the reasonable determination by a competent physician satisfactory to Employer that Employee will be unable, for a period of six (6) consecutive months or more, to perform his duties under this Agreement.

     Prior to termination pursuant to Section 5(b)(i) or (ii) Employee shall be given the opportunity to present his view to Employer's Board of Directors or its designee.

          (c)  Termination without Cause.  Either Employer or Employee may, at
               -------------------------
     any time and without cause, and without thereby incurring any liability to the other (except as provided in Section 5(e) hereof), terminate this Agreement and the employment of Employee hereunder, upon thirty (30) days prior written notice to the other.

          (d)  Termination by Employee for Good Reason.  Employee may, at his
               ---------------------------------------
     option upon notice to Employer, immediately terminate this Agreement and the employment of Employee hereunder, upon the occurrence of any material breach by Employer under this Agreement which continues without cure for a period of 30 days after Employee shall have given Employer written notice specifying such breach.

          (e)  Effect of Termination On Compensation.  In the event of any
               -------------------------------------
     termination of this Agreement, Employee shall not be entitled to any compensation in addition to that fully earned by him under this Agreement prior to the date of said termination, except that should Employer terminate this Agreement and the employment of Employee hereunder pursuant to Section 5(c) hereof, or should Employee terminate this Agreement and the employment of Employee hereunder, pursuant to Section 5(d) hereof, Employer shall pay Employee a severance amount equal to one year's base salary. The severance amount shall be paid to Employee during the one year period following such termination in payments and on dates on which Employee would have received salary payments had his employment not terminated. Additionally, should Employer terminate this Agreement

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

     and the employment of Employee hereunder pursuant to Section 5(c) hereof, or should Employee terminate this Agreement and the employment of Employee hereunder, pursuant to Section 5(d) hereof, Employee shall have the right, exercisable by written notice to Employer delivered within thirty (30) days of the effective date of any such termination, to exercise any fully vested but previously unexercised stock options granted under this Agreement.

     6.   Non-Disclosure.  Except as may be required by law, Employee will not
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at any time after the date of this Agreement, divulge, furnish or make accessible, or otherwise transfer to anyone (other than in the regular course of business of the Employer) who is not an employee, agent or representative of Employer, without the consent of the Board of Directors of Employer, any knowledge or information which has not been publicly disclosed by Employer or otherwise is not generally known to other persons engaged in businesses similar to that conducted by Employer ("Confidential Information"), with respect to any
(i) confidential or secret processes, inventions, discoveries, improvements, formulae, recipes, plans, material, devices or ideas or other know-how, whether patentable or not, (ii) confidential or secret development or research work or
(iii) other confidential or secret aspects of Employer's business (including, without limitation, information relating to manufacturing, processing, distribution and operating methods or processes, marketing or business plans, sales techniques, service records, customer lists, supplier lists and pricing arrangements with customers or suppliers).

     7.   Covenant Not To Compete.  In consideration for Employer's employment
          -----------------------
of Employee, during the term of this Agreement and any period during which Employee receives any severance payments hereunder, Employee shall not, without the consent of the Board of Directors of Employer:

               (i) engage, directly or indirectly, whether as an owner, employee, officer, director, agent, consultant or otherwise, in the geographic area of the United States, in a business the same as or competitive with any business conducted by Employer during the term of this Agreement, provided, however, that the ownership of 2% or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership or having an interest which is prohibited hereunder;

               (ii) solicit or accept any business from any customer of Employer for products or services competitive with those of Employer, or request, induce or advise customers of Employer to withdraw, curtail or cancel their business with Employer; or

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

               (iii) solicit for employment or employ any then current employee of Employer, or request, induce or advise any then current employee to leave the employ of Employer.

     The necessity of protection against the competition of Employee and the nature and scope of such protection have been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been herewith received by Employee for such obligations, and that these obligations do not prevent Employee from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable, that consideration is inadequate or that Employee has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

     8.   Remedies.  Employee acknowledges that irreparable damage would result
          --------
to Employer if the provisions of Section 6 or 7 were breached by Employee, and Employer would not have an adequate remedy at law for such a breach or threatened breach. In the event of such a breach or threatened breach, Employee agrees that Employer, may, notwithstanding anything to the contrary herein contained, and in addition to the other remedies which may be available to it, seek to enjoin Employee, together with all those persons associated with him, from the breach or threatened breach of such covenants.

     9.   Assignment.  Due to the personal nature of the services to be provided
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by Employee hereunder, neither Employee nor Employer may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of Employer.

          (a)  Notices.  Any notices or other communications required or
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     permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by registered or certified mail, Postage prepaid and return receipt requested, addressed as follows:

     If to Employer:

     Diamond Brands Incorporated
     1800 Cloquet Avenue
     Cloquet, Minnesota 55720

     If to Employee:

     Naresh K. Nakra
     63 Paseo de Castana

     Rancho Palos Verdes, CA  90275

Either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party in accordance with this section. Notices delivered personally shall be deemed effective upon actual receipt by the addressee. Notices which are mailed shall be deemed given and received as of three (3) business days after they are placed in the mail, first-class postage prepaid or by prepaid overnight courier.

          (b)  Choice of Law.  This Agreement shall be governed by and construed
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     in accordance with the laws of the State of Minnesota;

          (c)  Entire Agreement; Modification and Waiver.  This Agreement
               -----------------------------------------
     supersedes any and all prior agreements between the parties, whether oral or written, with respect to the employment of Employee by Employer and it contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations inducements promises, or agreements relating to the subject matter of this Agreement, oral or written, have been made by either party. or by anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement with respect to the subject matter hereof shall be valid or binding. Any amendment or modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver;

          (d)  Counterparts.  This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

          (e)  Headings and Captions.  Headings and captions are included for
               ---------------------
     purposes of convenience only and are not a part of this Agreement, however the recitals are an integral part of this Agreement.


                            *          *          *

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

     IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

EMPLOYER:                               EMPLOYEE:

DIAMOND BRANDS INCORPORATED


By: /s/ Thomas W. Knuesel               /s/ Naresh K. Nakra
   ------------------------------       ------------------------------
                                        Naresh K. Nakra

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